Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THIRD FISCAL QUARTER

ENDED MARCH 31, 2014

Posts quarterly results with Adjusted EBITDA of $3.5 Million—Up $0.5 Million and 17.2%; Margin Expansion with Adjusted EBITDA as a Percentage of Net Revenues Up 80 bps at 14.6%

BELLEVUE, WA May 14, 2014 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a domestic and international logistics services company, today reported financial results for the three and nine months ended March 31, 2014.

Third fiscal quarter Financial Highlights (Quarter Ended March 31, 2014)

•

Net income attributable to common shareholders was approximately $1.1 million, on $86.0 million of revenues, or $0.03 per basic and fully diluted share, for the third fiscal quarter of 2014, compared to net income of $0.9 million on $72.8 million of revenues, or $0.03 per basic and fully diluted share, for the comparable prior year period.

•

Adjusted net income attributable to common shareholders was $1.4 million, or $0.04 per basic and fully diluted share, for the third fiscal quarter of 2014, compared to adjusted net income attributable to common shareholders of $1.5 million, or $0.04 per basic and fully diluted share, for the comparable prior year period. Both periods are calculated by applying a normalized tax rate of 40% and excluding other items not considered part of regular operating activities.

•	Adjusted EBITDA increased 17.2% to $3,503,000 for the third fiscal quarter of 2014, compared to adjusted EBITDA of $2,988,000 in the comparable prior year period.
•

Adjusted EBITDA margin (expressed as a function of net revenues) increased 80 basis points to 14.6% for the third fiscal quarter of 2014, compared to Adjusted EBITDA margin of 13.8% in the comparable prior year period.

CEO Comments

“We are very pleased to report another solid quarter and continuing our trend of margin expansion and earnings growth,” said Bohn Crain, Founder and CEO. “We posted Adjusted EBITDA of $3.5 million for the quarter ended March 31, 2014, up approximately $0.5 million and 17.2% over the comparable prior year period. Consistent with past quarters, we also continue to make good progress in leveraging our scalable business model to drive margin expansion. For the quarter ended March 31, 2014, our Adjusted EBITDA expressed as a function of net revenues increased 80 basis points, up from 13.8% to 14.6% for the comparable prior year period. As we have previously discussed, our incremental cost of supporting that next dollar of gross margin is very small and we are very excited about our opportunity to drive further margin expansion as we continue to scale the business and look for ways to drive operating efficiencies in our non-asset based business model.

“We also continue to make good progress in our network expansion and in March of this year opened new operations in Philadelphia and completed a transaction with Phoenix Cartage and Airfreight, LLC (“PCA”). Prior to the acquisition, PCA operated as part of a competing national transportation group but saw value in transitioning to the Radiant network. We believe the transaction is representative of the broader pipeline of opportunities available to us in the marketplace and is further evidence of our ability to attract large individual contributors from competing networks who can benefit from the Radiant platform similar to our Laredo transaction (December 2011) and our NY-JFK transaction (February 2012).”

“In addition we recently had some positive developments on the legal front.  On April 25, 2014, a jury returned a verdict in the Company’s favor in the amount of $1.5 million in connection with ours claims for statutory and common law misappropriation of our trade secrets in the State of California, in the case emanating from our DBA acquisition in 2011.  Notwithstanding this positive development, the ultimate resolution of this dispute is not expected to occur until the appeals process has been exhausted by the non-prevailing party. Accordingly, we do not expect resolution of this matter in the near term and will not record the benefit of any such award into our financial statements until such time as the dispute has been fully adjudicated.”

Crain concluded: “We are providing guidance for the upcoming quarter ending June 30, 2014 and excluding the benefit of any further acquisitions or any gain on litigation, we are projecting adjusted EBITDA in the range of $3.4 - $3.9 million on approximately $88.1 - $92.8 million in revenues which equates to adjusted net income available to common shareholders in the range of $1.4 - $1.7 million, or $0.04 - $0.05 per basic and $0.04 per fully diluted share. As with our previous communications, we would also like to remind investors that our free cash flow is generally higher than our net income because we have significant non-cash depreciation and amortization expenses flowing through our financial statements as a result of the mechanics of accounting for acquisitions and the fact that we have minimal maintenance capital expenditure requirements.”

Third Fiscal Quarter ended March 31, 2014 – Financial Results

For the three months ended March 31, 2014, Radiant reported net income attributable to common shareholders of $1,137,000 on $86.0 million of revenues, or $0.03 per basic and fully diluted share. For the three months ended March 31, 2013, Radiant reported net income attributable to common shareholders of $882,000 on $72.8 million of revenues, or $0.03 per basic and fully diluted share.

For the three months ended March 31, 2014, Radiant reported adjusted net income attributable to common shareholders of $1,418,000, or $0.04 per basic and fully diluted share. For the three months ended March 31, 2013, Radiant reported adjusted net income attributable to common shareholders of $1,482,000, or $0.04 per basic and fully diluted share.

The Company also reported adjusted EBITDA of $3,503,000 for the three months ended March 31, 2014, compared to adjusted EBITDA of $2,988,000 for the three months ended March 31, 2013.

A reconciliation of the Company’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for the three months ending March 31, 2014 and 2013 appears at the end of this release.

Nine Months ended March 31, 2014 – Financial Results

For the nine months ended March 31, 2014, Radiant reported net income attributable to common shareholders of $2,424,000 on $246.9 million of revenues, or $0.07 per basic and fully diluted share, including a loss on write-off of debt discount of $1,238,000. For the nine months ended March 31, 2013, Radiant reported net income attributable to common shareholders of $1,306,000 on $230.1 million of revenues, or $0.04 per basic and fully diluted share, including transition and lease termination costs of $1,544,000.

For the nine months ended March 31, 2014, Radiant reported adjusted net income attributable to common shareholders of $4,731,000, or $0.14 per basic and $0.13 per fully diluted share. For the nine months ended March 31, 2013, Radiant reported adjusted net income attributable to common shareholders of $3,702,000, or $0.11 per basic and fully diluted share.

The Company also reported adjusted EBITDA of $10,254,000 for the nine months ended March 31, 2014, compared to adjusted EBITDA of $7,651,000 for the nine months ended March 31, 2013.

A reconciliation of the Company’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for the nine months ending March 31, 2014 and 2013 appears at the end of this release.

Network Expansion – Philadelphia, PA

Effective March 1, 2014, the Company opened company-owned operations in Philadelphia, PA and acquired select customer relationships from Phoenix Cartage and Airfreight, LLC, a privately held company that provides customized, time-critical domestic and international logistics solutions to a diversified account base that includes customers in the life sciences, pharmaceutical, store fixture, retail and consumer goods industries from its mid-Atlantic gateway location near the Philadelphia International Airport (PHL).

Other Significant Events

On April 25, 2014, a jury returned a verdict in the Company’s favor in the amount of $1.5 million in connection with its claims for statutory and common law misappropriation of its trade secrets in the State of California in the case Bretta Santini Pollara v. Radiant Logistics, Inc., United States District Court, Central District of California. Notwithstanding this positive development, the verdict remains subject to a motion for judgment notwithstanding the verdict made by the defendants. Any procedural motions that are decided in a manner inconsistent with the jury verdict will likely be appealed.  The ultimate resolution of this dispute is not expected to occur in the near term given that the non-prevailing party will likely make further appeal. Accordingly, the Company will not record the benefit of any such award into its financial statements until such time as the dispute has been fully adjudicated.

Reconciliation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined under the Securities Exchange Commission (“SEC”) rules such as adjusted net income, adjusted net income per share and earnings before interest, taxes, depreciation and amortization (“EBITDA”). We believe that supplemental disclosure of these amounts are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business that eliminates depreciation, amortization and certain other non-cash costs and other significant items that are not part of regular operating activities. A reconciliation of adjusted net income, adjusted net income per share and adjusted EBITDA for the outlook period ending June 30, 2014 is as follows:

(in thousands, except for earnings per share)

Outlook Fiscal Quarter Ending June 30, 2014
Net income attributable to Radiant Logistics, Inc.	$1,017 - $1,302
Less: Preferred Dividend Requirement	$(511)
Net income attributable to common shareholders	$506 - $791
Net income per common share
Basic and Diluted	$0.01 - $0.02
Weighted average shares outstanding:
Basic shares	34,150,000
Diluted shares	37,050,000

Reconciliation of net income to adjusted net income:
Net income attributable to common shareholders	$506 – $791
Adjustments to net income:
Income tax expense	$691 - $881
Non-recurring legal and other	$100
Depreciation and amortization	$1,320
Adjusted net income before taxes	$2,617 - $3,092
Less: Provision for income taxes at 40% before preferred dividend requirement of $511	$(1,251) – (1,441)
Adjusted net income	$1,366 - $1,651
Adjusted net income per common share:
Basic	$0.04 - $0.05
Diluted	$0.04 - $0.04

Reconciliation of net income to adjusted EBITDA:	Outlook Fiscal Quarter Ending June 30, 2014
Net Income attributable to common shareholders	$506 – $791
Preferred dividends	$511
Net income attributable to Radiant Logistics, Inc.	$1,017 – $1,302
Adjustments to net income:
Income tax expense	$691 – $881
Depreciation and amortization	$1,320
Net interest expense	$87
EBITDA	$3,115 -$3,590
Share-based compensation	$195
Non-recurring legal and other	$100
Change in contingent consideration	$35
Adjusted EBITDA	$3,445 - $3,920

This supplemental financial information is presented for informational purposes only and is not a substitute for the financial information presented in accordance with accounting principles generally accepted in the United States.

Investor Conference Call

Radiant will host a conference call for shareholders and the investing community on Thursday, May 15, 2014 at 4:00 pm, ET to discuss the contents of this release. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using account number 286 and conference ID number 13582279. This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a non-asset based transportation and logistics company providing domestic and international freight forwarding services and an expanding array of value-added solutions, including customs and property brokerage, order fulfillment, inventory management and warehousing. The company operates through a network of company-owned and independent agent offices across North America under the Radiant, Airgroup, Adcom, DBA and On Time network brands servicing a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to trends in the domestic and global economy, our ability to attract new and retain existing agency relationships, acquisitions and integration of acquired entities, availability of capital to support our acquisition strategy, our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations, outcomes of legal proceedings, competition, management of growth, potential fluctuations in operating results, and government regulation. More information about factors that potentially could affect Radiant Logistics, Inc. financial results is included Radiant Logistics, Inc.’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

# # #

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

(unaudited)

	March 31,	June 30,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$3,968,161	$1,024,192
Accounts receivable, net of allowance of $916,417 and $1,445,646, respectively	53,280,722	52,131,462
Current portion of employee and other receivables	264,725	328,123
Income tax deposit	162,136	—
Prepaid expenses and other current assets	2,123,517	2,477,904
Deferred tax asset	856,926	908,564
Total current assets	60,656,187	56,870,245

Furniture and equipment, net	1,327,858	1,289,818

Acquired intangibles, net	16,147,139	9,231,163
Goodwill	28,623,045	15,952,544
Employee and other receivables, net of current portion	26,892	72,433
Deposits and other assets	609,349	336,613
Total long-term assets	45,406,425	25,592,753
Total assets	$107,390,470	$83,752,816

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued transportation costs	$37,833,939	$35,767,785
Commissions payable	5,447,156	6,086,324
Other accrued costs	2,488,639	2,176,567
Income taxes payable	-	361,571
Current portion of notes payable	767,091	767,091
Current portion of contingent consideration	1,610,000	305,000
Current portion of lease termination liability	324,377	305,496
Total current liabilities	48,471,202	45,769,834

Notes payable and other long-term debt, net of current portion and debt discount	5,193,580	17,213,424
Contingent consideration, net of current portion	10,640,000	3,720,000
Lease termination liability, net of current portion	294,226	505,353
Deferred rent liability	566,676	583,401
Deferred tax liability	2,874,718	73,433
Other long-term liabilities	2,610	2,610
Total long-term liabilities	19,571,810	22,098,221
Total liabilities	68,043,012	67,868,055

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 839,200 and 0 shares issued and outstanding, respectively, liquidation preference of $20,980,000	839	—
Common stock, $0.001 par value, 100,000,000 shares authorized; 34,116,244 and 33,348,166 shares and outstanding, respectively	15,571	14,803
Additional paid-in capital	34,337,719	13,873,157
Deferred compensation	(10,469)	(14,252)
Retained earnings	4,946,954	1,943,530
Total Radiant Logistics, Inc. stockholders’ equity	39,290,614	15,817,238
Non-controlling interest	56,844	67,523
Total stockholders’ equity	39,347,458	15,884,761
Total liabilities and stockholders’ equity	$107,390,470	$83,752,816

RADIANT LOGISTICS, INC.

Consolidated Statements of Operations

(unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	MARCH 31,		MARCH 31,
	2014	2013	2014	2013
Revenues	$86,032,714	$72,790,313	$246,878,094	$230,116,528
Cost of transportation	62,043,074	51,183,245	175,302,070	164,745,770
Net revenues	23,989,640	21,607,068	71,576,024	65,370,758

Agent commissions	12,867,599	12,478,403	39,408,451	38,957,449
Personnel costs	5,396,347	4,511,174	15,284,150	12,813,670
Selling, general and administrative expenses	2,815,653	1,819,987	7,766,698	6,547,208
Depreciation and amortization	1,232,603	931,974	3,304,357	3,067,145
Transition and lease termination costs	—	—	—	1,544,454
Change in contingent consideration	(1,145,000)	(675,000)	(1,357,567)	(950,000)
Total operating expenses	21,167,202	19,066,538	64,406,089	61,979,926

Income from operations	2,822,438	2,540,530	7,169,935	3,390,832

Other income (expense):
Interest income	1,965	3,547	6,593	12,679
Interest expense	(88,887)	(492,414)	(1,105,343)	(1,500,435)
Loss on write-off of debt discount	—	—	(1,238,409)	—
Gain on litigation settlement, net	—	—	—	368,162
Other	16,482	26,292	109,228	238,030
Total other expense	(70,440)	(462,575)	(2,227,931)	(881,564)

Income before income tax expense	2,751,998	2,077,955	4,942,004	2,509,268

Income tax expense	(1,087,343)	(1,166,927)	(1,889,259)	(1,109,275)

Net income	1,664,655	911,028	3,052,745	1,399,993
Less: Net income attributable to non-controlling interest	(16,541)	(29,218)	(49,321)	(94,250)

Net income attributable to Radiant Logistics, Inc.	1,648,114	881,810	3,003,424	1,305,743
Less: Preferred stock dividends	(511,388)	—	(579,887)	—

Net income attributable to common stockholders	$1,136,726	$881,810	$2,423,537	$1,305,743

Net income per common share - basic and diluted	$0.03	$0.03	$0.07	$0.04

Weighted average shares outstanding:
Basic shares	33,713,462	33,091,774	33,549,740	33,048,832
Diluted shares	35,335,320	35,098,612	35,497,675	35,121,335

RADIANT LOGISTICS, INC.

Reconciliation of Net Income to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Reconciliation of Net

Income per share to Adjusted Net Income per share

(unaudited)

As used in this report, Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 40% tax rate for calculating the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with difference effective tax rates. In addition, in arriving at Adjusted Net Income and Adjusted Net Income per Share, the Company adjusts for significant items that are not part of regular operating activities. These adjustments include acquisition costs, transition, severance and lease termination costs, non-recurring litigation expenses as well as depreciation and amortization and certain other non-cash charges.

Adjusted EBITDA means earnings before preferred stock dividends, interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration, expenses specifically attributable to acquisitions, severance and lease termination costs, extraordinary items, share based compensation expense, non-recurring litigation expenses and other non-cash charges. We believe that adjusted EBITDA, as presented, represents a useful method of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges and other non-recurring charges. We understand that although securities analysts frequently use EBITDA in their evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Adjusted Net Income and Adjusted Net income per Share, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

	THREE MONTHS ENDED		NINE MONTHS ENDED
	MARCH 31,		MARCH 31,
	2014	2013	2014	2013
Net income attributable to common stockholders	$1,136,726	$881,810	$2,423,537	$1,305,743

Net income per common share - basic and diluted	$0.03	$0.03	$0.07	$0.04

Weighted average shares outstanding:
Basic shares	33,713,462	33,091,774	33,549,740	33,048,832
Diluted shares	35,335,320	35,098,612	35,497,675	35,121,335

Reconciliation of net income to adjusted net income:
Net income attributable to common stockholders	$1,136,726	$881,810	$2,423,537	$1,305,743
Adjustments to net income:
Income tax expense	1,087,343	1,166,927	1,889,259	1,109,275
Depreciation and amortization	1,232,603	931,974	3,304,357	3,067,145
Change in contingent consideration	(1,145,000)	(675,000)	(1,357,567)	(950,000)
Gain on litigation settlement, net	—	—	—	(368,162)
Lease termination costs	—	—	—	1,439,018
Acquisition related costs	167,214	13,606	307,669	52,943
Severance and transition costs associated with acquisitions	—	—	—	105,436
Non-recurring legal costs	225,915	78,577	293,149	201,990
Amortization of loan fees and OID	—	71,554	172,412	206,289
Loss on write-off of debt discount	—	—	1,238,409	—

Adjusted Net Income before income taxes	2,704,801	2,469,448	8,271,225	6,169,677

Provision for income taxes at 40% before preferred dividend requirement	(1,286,476)	(987,779)	(3,540,445)	(2,467,871)

Adjusted net income	$1,418,325	$1,481,669	$4,730,780	$3,701,806

Adjusted net income per common share:
Basic	$0.04	$0.04	$0.14	$0.11
Diluted	$0.04	$0.04	$0.13	$0.11

	THREE MONTHS ENDED		NINE MONTHS ENDED
	MARCH 31,		MARCH 31,
Reconciliation of net income to adjusted EBITDA	2014	2013	2014	2013

Net income attributable to common stockholders	$1,136,726	$881,810	$2,423,537	$1,305,743
Preferred stock dividends	511,388	—	579,887	—

Net income attributable to Radiant Logistics, Inc.	1,648,114	881,810	3,003,424	1,305,743
Income tax expense	1,087,343	1,166,927	1,889,259	1,109,275
Depreciation and amortization	1,232,603	931,974	3,304,357	3,067,145
Net interest expense	86,922	488,867	1,098,750	1,487,756

EBITDA	4,054,982	3,469,578	9,295,790	6,969,919

Share-based compensation	199,741	101,014	476,928	305,758
Change in contingent consideration	(1,145,000)	(675,000)	(1,357,567)	(950,000)
Acquisition related costs	167,214	13,606	307,669	52,943
Non-recurring legal costs	225,915	78,577	293,149	201,990
Lease termination costs	—	—	—	1,439,018
Loss on write-off of debt discount	—	—	1,238,409	—
Gain on litigation settlement, net	—	—	—	(368,162)

Adjusted EBITDA	$3,502,852	$2,987,775	$10,254,378	$7,651,466
As a % of Net Revenues	14.6%	13.8%	14.3%	11.7%